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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated March 9, 2007 relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and separate accounts in 2004), appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 2006.

FORM S-3 REGISTRATION STATEMENT NOS.   FORM N-4 REGISTRATION STATEMENT NOS.
------------------------------------   ------------------------------------
             333-58512                               033-65381
             333-100029                              333-68344
                                                     333-81970
                                                     333-94785


/s/ Deloitte & Touche LLP
------------------------------
Chicago, Illinois
March 9, 2007